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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                             --------------------

                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                       PURSUANT TO SECTION 12(B) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                             --------------------


                        GENERAL GROWTH PROPERTIES, INC.
            (Exact name of Registrant as specified in its charter)


          DELAWARE                                            42-1283895
(State or other jurisdiction of                             (I.R.S. Employer
 incorporation or organization)                          Identification Number)

                                    110 NORTH WACKER
                                    CHICAGO, ILLINOIS
                                     (312) 960-5000
         (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)


 If this form relates to the registration of a     If this form relates to the registration of a class
 class of securities pursuant to Section 12(b)     of securities pursuant to Section 12(g) of the
 of the Exchange Act and is effective pursuant     Exchange Act and is effective pursuant to General
 to General Instruction A.(c), please check the    Instruction A.(d), please check the following
 following box. [X]                                box. [X]


Securities Act registration statement file number to which this form relates:
333-37247

Securities to be registration pursuant to Section 12(b) of the Act:

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
           Title of Class                             Name of Each Exchange on Which
        to be so Registered                           Each Class is to be Registered
----------------------------------------------       ---------------------------------
 Depositary Shares, each representing 1/40 of        The New York Stock Exchange, Inc.
 a share of 7.25% Preferred Income Equity
 Redeemable Stock, Series A


Securities to be registered pursuant to Section 12(g) of The Act:

    7.25% Preferred Income Equity Redeemable Stock, Series A, $100 par value
                                (Title of Class)


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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.     DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

       The descriptions of the Company's Depositary Shares, each representing 1/40 of a share of the Company's 7.25% Preferred Income Equity Redeemable
Stock, Series A, par value $100 per share (the "Series A Preferred Stock"), and Series A Preferred Stock under the headings "Description of the PIERS" and "Description of the Depositary Shares" set forth in the Prospectus which constitutes a part of the Company's Registration Statement on Form S-3 filed by the Company pursuant to the Securities Act of 1933, as amended (File No.333-37247), and which is contained in the Supplement thereto filed pursuant to Rule 424(b) under the Securities Act, are hereby incorporated by reference. The Company has filed an application to list the Depositary Shares to which this Form 8-A applies with The New York Stock Exchange, Inc. (the "NYSE"), and copies of such descriptions have been filed with the NYSE.


ITEM 2.  EXHIBITS.


Exhibit No.  Description
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     4.1     Form of Certificate of Designations relating to the
             Company's 7.25% Preferred Income Equity Redeemable
             Stock, Series A*

     4.2     Form of Deposit Agreement among the Company, Norwest
             Bank Minnesota, N.A., as depositary, and the holders from time to time of Depositary Receipts representing Depositary Shares*

     4.3     Form of depositary receipt for the Depositary Shares
             (included in exhibit 4.2 herein)

     4.4 Form of stock certificate for shares of the 7.25% Preferred Income Equity Redeemable Stock, Series A*


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*     Incorporated by reference to the Company's Current Report on Form 8-K dated June 4, 1998.
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                                   SIGNATURE

       Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                    GENERAL GROWTH PROPERTIES, INC.


                                    By: /s/ Bernard Freibaum
                                        ---------------------------
                                        Name:  Bernard Freibaum
                                        Title: Executive Vice President nad
                                               Chief Financial Officer




Dated:  June 4, 1998